UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2018

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2702 Toronto, Ontario, Canada	M5H 2Y4
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: 888-749-4916

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 28, 2018 Bunker Hill Mining Corp. (the “Company”) closed a private placement of units of the Company (“Units”) at C$0.075 per Unit. Each Unit consists of one common share of the Company (a “Common Share”) and one Common Share purchase warrant exercisable into a Common Share at $0.10 per Common Share for thirty-six months (the “Offering”).

Pursuant to the Offering, the Company sold the total of 6,458,664 Units for gross proceeds of C$484,399.80. All securities issued pursuant to the Offering are subject to the customary four months and a day holding period, and to a concurrent six month hold period in accordance with applicable U.S. securities laws. The completion of the Offering is subject to receipt of approval by the Canadian Securities Exchange.

The proceeds from the Offering will be used to fund the recently reinstated Company’s interest in the Bunker Hill Mine and for working capital.

The Offering was made to subscribers outside of the United States and was exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by virtue of Regulation S under the Securities Act. No commissions or finders’ fees were paid with respect to the Offering.

The proceeds from the Offering are being used primarily for lease payments, acquisition payments, exploration and development at the Bunker Hill Mine and for general corporate and working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.
(Registrant)

Date: December 3, 2018	By:	/s/ Julio DiGirolamo
Julio DiGirolamo
Chief Financial Officer